Exhibit 99.1

FOR RELEASE: May 3, 2017
PennTex Midstream Partners, LP Reports First Quarter 2017 Results
HOUSTON, TX, May 3, 2017 (GLOBE NEWSWIRE) - PennTex Midstream Partners, LP (NASDAQ: PTXP) (the “Partnership”) today reported first quarter 2017 financial and operational results.
First Quarter 2017 Results
For the three months ended March 31, 2017 the Partnership had operating revenues of $17.1 million and total operating expenses of $9.6 million, resulting in operating income of $7.5 million. In addition, the Partnership recorded $9.5 million of deferred revenue primarily related to undelivered minimum volume commitments. The Partnership reported a net income of $5.9 million, or $0.14 per unit, and net operating cash flow of $19.6 million.
For the three months ended March 31, 2017, the Partnership generated Adjusted EBITDA of $20.5 million and distributable cash flow of $19.2 million, corresponding to a distribution coverage ratio of 1.60x for the first quarter 2017 and a leverage ratio of 2.11x as of March 31, 2017. Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDA and distributable cash flow.
Processing volumes averaged 235 MDth/d during the first quarter 2017, and minimum volume commitments under the Partnership’s gathering and processing agreements with its primary customer were 460 MDth/d for the quarter.
First Quarter 2017 Distribution
On April 26, 2017, the Partnership announced a quarterly distribution of $0.2950 per unit, or $1.1800 per unit on an annualized basis, for the first quarter 2017. The distribution is the same amount as the distribution declared for the fourth quarter. The distribution will be paid on May 12, 2017 to unitholders of record as of May 5, 2017.
Financial Position and Liquidity
As of March 31, 2017, the Partnership had $4.5 million in cash on hand. As of March 31, 2017, the Partnership’s total indebtedness was $157.5 million, including letters of credit outstanding, and the Partnership had an additional $117.5 million available borrowing capacity under its revolving credit facility.
Additional Information
The Partnership will not host a conference call. The Partnership’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) on May 4, 2017 or shortly thereafter.
About PennTex Midstream Partners, LP
PennTex Midstream Partners, LP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in northern Louisiana. Energy Transfer Partners, L.P. owns the general partner of the Partnership. For more information, visit www.penntex.com.
For further information, please direct all inquiries to:
Energy Transfer
Investor Relations:
Helen Ryoo, Lyndsay Hannah, Brent Ratliff, 214-981-0795 (office)

Media Relations:
Vicki Granado, 214-981-0761

Cautionary Note
Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements contain words such as “expect, “will” and “anticipate” and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; the success of producers in the area in which we operate, market demand for natural gas and natural gas liquids; competition in the midstream industry; general economic conditions; and the effects of government regulations and policies. Although we believe that the assumptions reflected in or suggested by the forward-looking statements are reasonable, should any of the underlying assumptions prove incorrect, or should one or more of these risks or uncertainties occur, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission on February 3, 2017. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

PENNTEX MIDSTREAM PARTNERS, LP
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per unit amounts)

	Three months ended March 31,
	2017	2016
Revenues	$17,071	$17,649

Operating expenses:
Cost of revenues	2,688	2,192
General and administrative expense	1,672	3,935
Operating and maintenance expense	1,484	2,619
Depreciation and amortization expense	3,435	3,346
Taxes other than income taxes	281	227
Total operating expenses	9,560	12,319
Operating income	7,511	5,330
Interest expense, net	1,615	1,813
Net income	$5,896	$3,517

Earnings per common unit:
Basic	$0.14	$0.12
Diluted	$0.14	$0.12

Weighted average common and common equivalent units outstanding:
Basic	20,714	20,000
Diluted	20,714	20,000

PENNTEX MIDSTREAM PARTNERS, LP
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. The GAAP liquidity measure most directly comparable to Adjusted EBITDA and distributable cash flow is net cash provided by operating activities. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flows from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.
Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of results as reported under GAAP.
Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, changes in deferred revenues, equity-based compensation expense, non-cash general and administrative expense, non-cash loss (income) related to derivative instruments and impairments on long-term assets. Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense related to operating activities, net of interest income, income taxes paid and maintenance capital expenditures, and distribution equivalents paid in cash.
The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial and liquidity measures for the periods presented, and further reconciles Adjusted EBITDA to distributable cash flow attributable to the Partnership:

	Three months ended March 31,
	2017	2016
	(in thousands)
Reconciliation to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$19,558	$11,742
Plus:
Cash interest expense related to operating activities	1,280	1,481
Changes in working capital	(372)	1,877
Adjusted EBITDA	20,466	15,100
Less:
Cash interest expense related to operating activities	1,280	1,481
Maintenance capital expenditures	—	158
Distribution equivalents paid in cash(1)	—	174
Distributable cash flow	$19,186	$13,287

(1) Represents distribution equivalents paid in cash in respect of the applicable period to the extent reflected as changes in equity.

The following table provides the calculation of Adjusted EBITDA as defined above:

	Three months ended March 31,
	2017	2016
	(in thousands)
Net income	$5,896	$3,517
Add:
Interest expense, net	1,615	1,813
Depreciation and amortization expense	3,435	3,346
Changes to deferred revenue, net	9,520	4,116
Equity-based compensation expense	—	1,151
Non-cash contribution for general and administrative expense	—	1,157
Adjusted EBITDA	$20,466	$15,100
SOURCE: PennTex Midstream Partners, LP